Exhibit 99.4

GLOBAL LEASING OVERVIEW Jack Durburg Global President, Transaction Services

OVERVIEW 1. As of January 1, 2013. 2. Includes Trammell Crow Company’s revenue for the period from December 20, 2006 through December 31, 2006. Serve both Occupiers and Investors Tailored service delivery by property type and industry/market specialization Approximately 4,1001 leasing professionals worldwide GLOBAL LEASING REVENUE ($ in Millions) 2 2012 NUMBER OF TRANSACTIONS 2012 TRANSACTION VALUE +6% Total: 51,900 Total: $72.9 Billion YTD Q3 Full Year Office Industrial Retail Other

2013 HIGHLIGHTS

Market-Leading Transactions and New Business Wins



NEW YORK
Hudson Yards / Coach / L'Oréal
Leasing/Acquisition



HONG KONG
Manulife Financial Corp.
Space Acquisition



LONDON
QNB & Sellar PropertyGroup/ UK News
Agency Leasing


HEINZ 57 CENTER

GLOBAL
H.J. Heinz
Transaction Management



NEW YORK
Ralph Lauren
Retail Lease



HOUSTON
Petroleum Geo-Services
Tenant Representation

CBRE

3

CBRE | BUSINESS REVIEW DAY

MACRO TRENDS U.S. Leasing Overall Slow economic growth is enough to produce positive absorption Recovery withstood the Federal budget “sequester” in Q3 2013 Partial federal government shutdown added uncertainty but likely will have minimal impact on economy in Q4 2013 Technology and energy sectors have done exceptionally well during the recovery Office Office market continues to show steady recovery Vacancy down 50bps from a year ago Majority of markets saw vacancy declines in Q3 2013 Rents up 1.74% in past year Absorption was 21.65 million sq. ft. for YTD Q3 2013 Dearth of new office construction will continue to help the market to recover Market Volume Market Rents Q3 2013 YTD Q3 2013 CBRE Leasing Revenue1 12% 8% Overall Market Volume 9% 10% 1. Americas leasing revenue.

MACRO TRENDS EMEA Leasing Overall Marked country disparities in demand for space linked to relative economic performance UK and Germany in lead with signs of stronger leasing demand Broader-based pick-up in leasing activity contingent on return of stronger economic conditions Office Leasing activity still subdued and highly uneven pattern across cities London is standout with very strong Q3 pushing YTD 2013 take-up 40% above 2012 levels German markets also relatively strong YTD Q3 2013 absorption totaled 88.97 million sq. ft. Prime office rents basically flat – some growth in London and Germany, declines in parts of Southern, Central and Eastern Europe Q3 2013 YTD Q3 2013 CBRE Leasing Revenue 20% 10% Overall Market Volume 9% 3% Market Volume Market Rents

MACRO TRENDS Asia Pacific Leasing Overall Transaction volumes lower due to subdued demand from occupiers Demand strongest from domestic firms Multi-National Corporations comparatively less active, especially financial sector Office rents flat since early 2012; retail rental growth decelerating Office Q3 2013 rents decline slightly due to weak overall demand across APAC Japan and a few markets in Southeast Asia see growth Upbeat market sentiment in Japan thanks to improved demand from expanding domestic corporations Financial and legal sectors remain cautious but Technology/Media sector turns more active Q3 2013 YTD Q3 2013 CBRE Leasing Revenue 6%1 1%1 Overall Market Volume NA NA Market Volume Market Rents 1. Local currency

CBRE ADVANTAGES Top talent across service lines in each office Managed Brokerage enabling an integrated service approach Collaboration Creativity and innovation Depth of service offering Geographic footprint – 400 offices in 60 countries1 People and Culture Platform 1. Includes affiliate offices as of December 31, 2012.

GROWTH OPPORTUNITIES Market Builder Understand market share and opportunity Infill Mergers & Acquisitions Global Client Care & Development program Grow existing client relationships Process-oriented and managed approach to secure new clients (Managed Brokerage) Aggressive and targeted business development to increase number of opportunities Finishing First process to increase win rate Increase number of opportunities + increase win rate = increase in market share and revenue Recruiting & Retention program